Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Financial, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-11321, 333-103067, 33-32853, 33-15027, 33-34300, 33-45709, 33-45272, 33-15008, 33-56514, 33-64834, 33-64836, 33-83026, 33-61983, 333-32806, 333-48411, 333-61111, 333-64229, 333-52744, 333-89163, 333-83054, 333-68690, 333-120720, 333-114482, 333-109415, 333-104044, 333-132842, 333-129066) on Form S-8 of Fidelity National Financial, Inc. of our report dated June 29, 2006, with respect to the statements of net assets available for benefits of the Fidelity National Financial Group 401(k) Profit Sharing Plan as of December 31, 2005 and 2004, and the related statements of changes in net assets available for benefits for the years then ended and supplemental schedule, which report appears in the December 31, 2005 annual report on Form 11-K of Fidelity National Financial Group 401(k) Profit Sharing Plan.
/s/ KPMG LLP
June 29, 2006
Jacksonville, FL
Certified Public Accountants